STATE STREET BANK AND TRUST COMPANY

SECURIAN FUNDS TRUST Confidential Amendment to

FUND ACCOUNTING AND FUND ADMINISTRATION Fee Schedule

dated MAY 1, 2013 AND MAY 1, 2014

Dated as of June 1, 2024

Reference is made to that certain Fund Accounting and Fund Administration Fee Schedule effective May 1, 2014 for services provided to the Funds pursuant to the Agreements (as amended, supplemented, restated or otherwise modified from time to time, the “Fee Schedule”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Fee Schedule. The parties hereto desire to amend the Fee Schedule to reference the services described herein.

I.	Amendment

A.	The following language is hereby added to the end of the introductory paragraph:

State Street or one of its affiliates may provide additional services other than those described in the Agreements and this Fee Schedule from time to time as agreed with the Fund and will be entitled to compensation for those services by the Fund, whether in the form of fees agreed by the Fund for such services and/or in the form of other compensation or profit that may be separately realized by State Street or its affiliates related to those services; that compensation is separate from and in addition to the fees contemplated in this Fee Schedule.

B.	Section I of the Fee Schedule is amended to add the following fee:

Standard Tailored Shareholder Reporting: Data and Report Creation (per class /per Year)	$1,000.00

II.	Effectiveness

This Amendment shall become effective June 1, 2024.

III.	General

This Amendment is intended to modify and amend the Fee Schedule and the terms of this Amendment and the Fee Schedule are to be construed to be cumulative and not exclusive to each other. The Fee Schedule, as amended hereby, is hereby ratified and confirmed and remains in full force and effect.

IV.	Signatures

SECURIAN FUNDS TRUST		STATE STREET BANK AND TRUST COMPANY

BY:		BY:
NAME:	Kevin L. Ligtenberg	NAME:	Jason Knight
TITLE	Vice President and Treasurer	TITLE:	Senior Vice President